Exhibit 99.02

Tonix Pharmaceuticals Appoints Donald J. Kellerman Senior Vice President,
Clinical Development and Regulatory Affairs

NEW YORK, NY – April 1, 2014 – Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) today announced the appointment of Donald J. Kellerman, Pharm.D. to the position of Senior Vice President, Clinical Development and Regulatory Affairs. Dr. Kellerman will be responsible for overseeing strategy and execution of Tonix’s clinical programs.

"We welcome Don Kellerman to Tonix’s executive management team as we bring our headache program into the clinic later this year,” said Seth Lederman, MD, president and CEO of Tonix. “His recent and successful experience shepherding a novel formulation of a decades-old agent for migraine through a registration program and a New Drug Application (NDA) submission is reflective of our business approach and will be of great value to Tonix. Our lead program, TNX-102 SL for the management of fibromyalgia, is currently being studied in the BESTFIT trial. We are also developing TNX-102 SL for the treatment of post-traumatic stress disorder. Finally, Tonix is developing TNX-201 for episodic tension-type headache. TNX-201 is a single isomer of isometheptene, which has an extensive history of use in headache in the U.S.,” added Dr. Lederman. “Don’s experience is uniquely suited to our model.”

Dr. Kellerman brings more than 30 years of experience in the development of prescription pharmaceuticals to the Tonix team, spanning several therapeutic areas including central nervous system, respiratory, allergy, ophthalmology and cardiovascular. From 2008 to 2013, Dr. Kellerman served as Senior Vice President, Clinical Development and Medical Affairs at MAP Pharmaceuticals, Inc. (acquired by Allergan, Inc.), where he managed the development of MAP0004 for the treatment of migraine. Prior to joining MAP Pharmaceuticals, Dr. Kellerman held positions at Inspire Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.), Glaxo Wellcome plc, Sepracor, Inc. (acquired by Dainippon Sumitomo Pharma Co., Ltd.), Ciba-Geigy Corporation, and E.R. Squibb and Sons, Inc., and served as project leader for multiple products including Flovent®, Advair®, and Xopenex®.

Dr. Kellerman received his Bachelor of Science and Doctor of Pharmacy from the College of Pharmacy at the University of Minnesota. He has authored major sections of eight NDAs, has created labeling strategy for several pharmaceutical products, and has led or co-authored over 80 publications related to the development of pharmaceuticals.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative prescription medications to treat fibromyalgia (FM), post-traumatic stress disorder (PTSD), and episodic tension-type headache (ETTH), all characterized by inadequate treatment options, dissatisfaction expressed among patients and physicians, and significant expense burden. Tonix leverages the established human safety and pharmacokinetics of known drugs and, through a directed process of repurposing and reformulation, creates novel products to address important problems that often lack validated animal models or defined molecular targets. Tonix is currently enrolling patients into the first anticipated pivotal trial of TNX-102 SL in FM, the BESTFIT trial (BEdtime Sublingual TNX-102 SL as Fibromyalgia Intervention Therapy). With TNX-102 SL, Tonix approaches the treatment of people suffering from FM and PTSD by targeting their inability to obtain restorative sleep. TNX-201 is in development for the treatment of ETTH. To learn more, please visit www.tonixpharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on Tonix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on March 28, 2014 and future periodic reports filed with the Securities and Exchange Commission. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contact:

Tonix Pharmaceuticals Holding Corp.

Leland Gershell

Chief Financial Officer

(212) 980-9155 x104

leland.gershell@tonixpharma.com

Investor Relations:

CorProminence

Chuck Bennett

(516) 222-2285

chuckb@corprominence.com

Public Relations:

JQA Partners, LLC

Jules Abraham

(917) 885-7378

jabraham@jqapartners.com